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                                                              Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated January 17, 2001 with respect to the consolidated financial statements of Allegiant Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-63212) of Southside Bancshares Corp. for the registration of 12,554,073 shares of its common stock.


                                                /s/ Ernst & Young LLP

St. Louis, Missouri
July 16, 2001